Exhibit 99.1

Contact:	Michael Bauer	Devika Goel
	VP, Investor Relations	Director, Corporate Communications & PR
	Manhattan Associates, Inc.	Manhattan Associates, Inc.
	678-597-7538	678-597-6754
	mbauer@manh.com	dgoel@manh.com

Manhattan Associates Reports Third Quarter Results

Cloud Revenue Increased 28% over Prior Year

RPO Increased 25% over Prior Year

ATLANTA – October 27, 2026 – Leading Supply Chain and Omnichannel Commerce Solutions provider Manhattan Associates, Inc. (NASDAQ: MANH) today reported revenue of $306.2 million for the third quarter ended September 30, 2026, compared to $275.8 million in Q3 2025. GAAP diluted earnings per share for Q3 2026 was $1.04 compared to $0.96 in Q3 2025. Non-GAAP adjusted diluted earnings per share for Q3 2026 was $1.55 compared to $1.36 in Q3 2025.

"Manhattan delivered record Q3 and year-to-date results. On strong demand we posted another record bookings quarter and achieved two milestones. Cloud revenue surpassed services revenue and total quarterly revenue exceeded $300 million,” said Manhattan Associates President and CEO Eric Clark.

“While macroeconomic headwinds persist, Manhattan’s business fundamentals are solid. Powered by market-leading solutions and targeted go-to-market investments, we continue to deliver industry-leading levels of customer success alongside strong financial performance that included acceleration across key metrics in the quarter,” Mr. Clark concluded.

THIRD QUARTER 2026 FINANCIAL SUMMARY:

•
Consolidated total revenue was $306.2 million for Q3 2026, compared to $275.8 million for Q3 2025.
o
Cloud subscription revenue was $134.4 million for Q3 2026, compared to $104.9 million for Q3 2025.
o
Services revenue was $134.4 million for Q3 2026, compared to $133.0 million for Q3 2025.
•
GAAP diluted earnings per share was $1.04 for Q3 2026, compared to $0.96 for Q3 2025.

•
Adjusted diluted earnings per share, a non-GAAP measure, was $1.55 for Q3 2026, compared to $1.36 for Q3 2025.
•
GAAP operating income was $81.0 million for Q3 2026, compared to $75.8 million for Q3 2025.
•
Adjusted operating income, a non-GAAP measure, was $115.2 million for Q3 2026, compared to $103.4 million for Q3 2025.
•
Cash flow from operations was $68.6 million for Q3 2026, compared to $93.1 million for Q3 2025.
•
Days Sales Outstanding was 81 days at September 30, 2026, compared to 67 days at June 30, 2026, primarily driven by an increase in billing in the last month of the current quarter.
•
Cash totaled $199.4 million at September 30, 2026, compared to $186.1 million at June 30, 2026.
•
RPO increased to $2.59 billion as of September 30, 2026, compared to $2.47 billion as of June 30, 2026.
•
During the three months ended September 30, 2026, Manhattan repurchased 244,748 shares of its common stock under the share repurchase program authorized by our Board of Directors for a total investment of $50.0 million. In March 2026, our Board approved an increase to Manhattan's share repurchase authority from $100 million to $500 million. As of the end of the quarter, approximately $175.0 million remained under the existing March 2026 repurchase authority.

NINE MONTH 2026 FINANCIAL SUMMARY:

•
Consolidated total revenue for the nine months ended September 30, 2026, was $886.2 million, compared to $811.0 million for the nine months ended September 30, 2025.
o
Cloud subscription revenue was $378.3 million for the nine months ended September 30, 2026, compared to $299.6 million for the nine months ended September 30, 2025.
o
Services revenue was $393.2 million for the nine months ended September 30, 2026, compared to $383.0 million for the nine months ended September 30, 2025.

•
GAAP diluted earnings per share for the nine months ended September 30, 2026, was $2.72, compared to $2.75 for the nine months ended September 30, 2025.
•
Adjusted diluted earnings per share, a non-GAAP measure, was $4.18 for the nine months ended September 30, 2026, compared to $3.85 for the nine months ended September 30, 2025.
•
GAAP operating income was $212.2 million for the nine months ended September 30, 2026, compared to $212.8 million for the nine months ended September 30, 2025.
•
Adjusted operating income, a non-GAAP measure, was $310.5 million for the nine months ended September 30, 2026, compared to $295.7 million for the nine months ended September 30, 2025.
•
Cash flow from operations was $243.3 million for the nine months ended September 30, 2026, compared to $242.4 million for the nine months ended September 30, 2025.
•
During the nine months ended September 30, 2026, Manhattan repurchased 2,162,089 shares of its common stock under the share repurchase program authorized by our Board of Directors, for a total investment of $325.0 million. In March 2026, our Board approved an increase to Manhattan's share repurchase authority from $100 million to $500 million. As of the end of the quarter, approximately $175.0 million remained under the existing March 2026 repurchase authority.

2026 GUIDANCE

Manhattan provides the following revenue, operating margin, and diluted earnings per share guidance for the full year 2026:

	Guidance Range - 2026 Full Year
($'s in millions, except operating margin and EPS)	$ Range		% Growth Range

Total revenue	$1,176	$1,178	9%	9%

Operating Margin:
GAAP operating margin	24.1%	24.3%
Equity-based compensation	10.4%	10.4%
Restructuring expense (3)	0.7%	0.7%
Adjusted operating margin(1)	35.2%	35.4%

Diluted earnings per share (EPS):
GAAP EPS	$3.62	$3.64	1%	1%
Equity-based compensation	1.79	1.79
Tax deficiency of stock awards vested (2)	0.03	0.03
Restructuring expense (3)	0.11	0.11
Adjusted EPS(1)	$5.54	$5.56	9%	10%

(1) Adjusted operating margin and adjusted EPS are non-GAAP measures that exclude the impact of equity-based compensation, expense related to an unusual health insurance claim, restructuring expense, and the related income tax effects, if applicable.
(2) The tax deficiency (benefit) on stock vesting occurred primarily in the first quarter of 2026.

(3) On June 1, 2026, we reduced our global headcount by approximately 6%, leveraging increased operational efficiencies and allowing us to focus investments on key strategic priorities. We recorded pre-tax restructuring expense in the second quarter of 2026 and exclude the amount from adjusted non-GAAP results.

Manhattan currently intends to make public certain expectations with respect to future financial performance. Those statements, including the guidance provided above, are forward looking. Actual results may differ materially. See our cautionary note regarding “forward-looking statements” below.

Manhattan will make this earnings release and a recording of the conference call referenced below available on the investor relations section of our website at ir.manh.com. Following publication of this earnings release, any expectations with respect to future financial performance contained in this release or the conference call, including the guidance, should be considered historical only, and Manhattan disclaims any obligation to update them.

CONFERENCE CALL

Manhattan’s conference call regarding its third quarter financial results will be held today, October 27, 2026, at 4:30 p.m. Eastern Time. We also will discuss our business and expectations for the year and next quarter in additional detail during the call. We invite investors to a live webcast of the conference call through the Investor Relations section of our website at ir.manh.com. To listen to the live webcast, please go to the website at least 15 minutes before the call to download and install any necessary audio software. The Internet webcast will be available until Manhattan Associates’ fourth quarter 2026 earnings release.

GAAP VERSUS NON-GAAP PRESENTATION

Manhattan provides adjusted operating income and margin, adjusted income tax provision, adjusted net income, and adjusted diluted earnings per share in this press release as additional information regarding our historical and projected operating results. These measures are not in accordance with, or alternatives to, GAAP, and may be different from similarly titled non-GAAP measures used by other companies. Manhattan believes the presentation of these non-GAAP financial measures facilitates investors’ ability to understand and compare our results and guidance, because the measures provide supplemental information in evaluating the operating results of our business, as distinct from results that include items not indicative of ongoing operating results, and because we believe our peers typically publish similar non-GAAP measures. This release should be read in conjunction with Manhattan's Form 8-K earnings release filing for the three and nine months ended September 30, 2026.

Non-GAAP adjusted operating income and margin, adjusted income tax provision, adjusted net income, and adjusted diluted earnings per share exclude the impact of equity-based compensation, an expense – net of insurance recoveries, related to an unusual health insurance claim, and restructuring expense – net of income tax effects, collectively. They also exclude the tax benefits or deficiencies of vested stock awards caused by differences in the amount deductible for tax purposes from the compensation expense recorded for financial reporting purposes. We include reconciliations of Manhattan's GAAP financial measures to non-GAAP adjustments in the supplemental information attached to this release.

ABOUT MANHATTAN ASSOCIATES

Manhattan Associates is a global technology leader, providing supply chain and omnichannel commerce solutions with unmatched AI capabilities. We design, build, and offer best-in-class, AI-powered, cloud-based solutions that drive resilience and efficiency for businesses. We enable enterprises to uniquely unify front-end sales with back-end supply chain execution.

Our commitment to innovation, cloud-native platform, and API-first architecture create simpler experiences and faster paths to value for our customers. We empower them to preempt and react to emerging trends and global disruptions with technical expertise and operational confidence, transforming challenges into competitive advantage. For more information, please visit www.manh.com.

This press release contains “forward-looking statements” relating to Manhattan Associates, Inc. Forward-looking statements in this press release include, without limitation, the information set forth under “2026 Guidance” and statements identified by words such as “may,” “expect,” “forecast,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “project,” “estimate,” and similar expressions. Prospective investors are cautioned that any of those forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by those forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by those forward-looking statements are: economic conditions, including as a result of global instability due to military conflict, including the military conflict involving the United States, Israel, and Iran, as well as the ongoing war between Russia and Ukraine, disruption and transformation in the retail sector and our vertical markets; delays in product development; competitive and pricing pressures; software errors and information technology failures, disruption and security breaches; risks related to our products’ technology and customer implementations; risks associated with our use of generative and agentic artificial intelligence; and the other risk factors set forth in Item 1A of Manhattan's Annual Report on Form 10-K for the year ended December 31, 2025, and in Item 1A of Part II in subsequent Quarterly Reports on Form 10-Q. Manhattan undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

###

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Cloud subscriptions	$134,438	$104,852	$378,283	$299,580
Software license	3,634	1,356	7,791	12,176
Maintenance	29,229	30,492	90,344	97,693
Services	134,417	133,007	393,181	383,033
Hardware	4,469	6,088	16,597	18,521
Total revenue	306,187	275,795	886,196	811,003
Costs and expenses:
Cost of cloud subscriptions, maintenance and services	131,257	119,604	386,241	349,883
Cost of software license	633	208	1,753	711
Research and development	35,543	36,360	107,654	106,529
Sales and marketing	26,784	18,057	85,235	59,097
General and administrative	29,258	24,078	79,705	74,273
Depreciation and amortization	1,717	1,660	5,182	4,785
Restructuring expense	-	-	8,263	2,937
Total costs and expenses	225,192	199,967	674,033	598,215
Operating income	80,995	75,828	212,163	212,788
Other income, net	1,888	2,604	7,208	4,656
Income before income taxes	82,883	78,432	219,371	217,444
Income tax provision	21,539	19,799	58,380	49,449
Net income	$61,344	$58,633	$160,991	$167,995

Basic earnings per share	$1.05	$0.97	$2.73	$2.77
Diluted earnings per share	$1.04	$0.96	$2.72	$2.75

Weighted average number of shares:
Basic	58,207	60,381	58,880	60,620
Diluted	58,732	60,954	59,250	61,183

Reconciliation of Selected GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Operating income	$80,995	$75,828	$212,163	$212,788
Equity-based compensation (a)	34,215	27,577	90,095	80,678
Unusual health insurance claim (c)	-	-	-	(658)
Restructuring expense (d)	-	-	8,263	2,937
Adjusted operating income (Non-GAAP)	$115,210	$103,405	$310,521	$295,745

Income tax provision	$21,539	$19,799	$58,380	$49,449
Equity-based compensation (a)	4,245	3,253	12,125	10,749
Tax benefit (deficiency) of stock awards vested (b)	15	321	(2,301)	3,924
Unusual health insurance claim (c)	-	-	-	(159)
Restructuring expense (d)	-	-	2,041	708
Adjusted income tax provision (Non-GAAP)	$25,799	$23,373	$70,245	$64,671

Net income	$61,344	$58,633	$160,991	$167,995
Equity-based compensation (a)	29,970	24,324	77,970	69,929
Tax (benefit) deficiency of stock awards vested (b)	(15)	(321)	2,301	(3,924)
Unusual health insurance claim (c)	-	-	-	(499)
Restructuring expense (d)	-	-	6,222	2,229
Adjusted net income (Non-GAAP)	$91,299	$82,636	$247,484	$235,730

Diluted EPS	$1.04	$0.96	$2.72	$2.75
Equity-based compensation (a)	0.51	0.40	1.32	1.14
Tax deficiency (benefit) of stock awards vested (b)	-	(0.01)	0.04	(0.06)
Unusual health insurance claim (c)	-	-	-	(0.01)
Restructuring expense (d)	-	-	0.11	0.04
Adjusted diluted EPS (Non-GAAP)	$1.55	$1.36	$4.18	$3.85

Fully diluted shares	58,732	60,954	59,250	61,183

a)
Adjusted results exclude all equity-based compensation, as detailed below, to facilitate comparison with our peers and for the other reasons explained in our Current Report on Form 8-K filed with the SEC. We do not receive a GAAP tax benefit for a portion of our equity-based compensation, mainly because of Section 162(m) of the Internal Revenue Code, which limits tax deductions for compensation granted to certain executives.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Cost of services	$12,553	$11,417	$35,118	$33,355
Research and development	7,490	6,216	19,871	17,848
Sales and marketing	3,828	2,267	10,792	5,694
General and administrative	10,344	7,677	24,314	23,781
Total equity-based compensation	$34,215	$27,577	$90,095	$80,678
b)
Adjustments represent the excess tax benefits and tax deficiencies of the equity awards vested during the period. Excess tax benefits (deficiencies) occur when the amount deductible on our tax return for an equity award is more (less) than the cumulative compensation cost recognized for financial reporting purposes. As discussed above, we exclude equity-based compensation from adjusted non-GAAP results to be consistent with other companies in the software industry and for the other reasons explained in our Current Report on Form 8-K filed with the SEC. Therefore, we also exclude the related tax benefit (expense) generated upon their vesting.

c)
In the fourth quarter of 2024, we recorded $7.0 million of expense for an unusual health insurance claim. During the first quarter of 2025, we received an insurance recovery of $4.7 million for this claim, partially offset by $1.0 million of ongoing expense for the claim. During the second quarter of 2025, we recorded an additional $3.0 million of expense for this unusual health insurance claim. During the fourth quarter of 2025, we settled the remaining balance of the claim and recorded $6.2 million of benefit as the final payment was much lower than the cost estimates previously provided by our health insurance provider. Based on the uncommonly large magnitude and nature of the claim and timing of related insurance recoveries, we do not believe that this expense reflects our normal operating activities, and we have excluded the amount from adjusted non-GAAP results.
d)
Restructuring expense primarily consists of employee severance and outplacement services. On June 1, 2026, we reduced our global headcount by approximately 6% and recorded pre-tax restructuring expense in the second quarter of 2026 of approximately $8.3 million. In January 2025, we eliminated about 100 positions and recorded pre-tax restructuring expense in the first quarter of 2025 of approximately $2.9 million. We excluded these costs for adjusted non-GAAP results to facilitate period-to-period comparability of operating performance.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	September 30, 2026	December 31, 2025
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$199,449	$328,747
Accounts receivable, net	268,110	214,679
Prepaid expenses and other current assets	45,340	39,912
Total current assets	512,899	583,338

Property and equipment, net	23,823	23,120
Operating lease right-of-use assets	44,435	50,443
Goodwill, net	62,239	62,244
Deferred income taxes	58,608	75,900
Other assets	48,809	44,343
Total assets	$750,813	$839,388

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$22,118	$22,182
Accrued compensation and benefits	76,739	69,309
Accrued and other liabilities	32,877	26,570
Deferred revenue	348,090	337,049
Income taxes payable	271	803
Total current liabilities	480,095	455,913

Operating lease liabilities, long-term	51,744	56,180
Other non-current liabilities	18,231	12,530

Shareholders' equity:
Preferred stock, no par value; 20,000,000 shares authorized, no shares issued or outstanding in 2026 and 2025	-	-
Common stock, $0.01 par value; 200,000,000 shares authorized; 58,061,274 and 59,845,291 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	581	598
Retained earnings	238,568	345,097
Accumulated other comprehensive loss	(38,406)	(30,930)
Total shareholders' equity	200,743	314,765
Total liabilities and shareholders' equity	$750,813	$839,388

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended September 30,
	2026	2025
	(unaudited)	(unaudited)
Operating activities:
Net income	$160,991	$167,995
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,182	4,785
Equity-based compensation	90,095	80,678
Gain on disposal of equipment	(162)	(22)
Deferred income taxes	16,871	17,946
Unrealized foreign currency loss	1,909	246
Changes in operating assets and liabilities:
Accounts receivable, net	(54,863)	(8,865)
Other assets	(13,040)	(4,311)
Accounts payable, accrued and other liabilities	16,066	(18,463)
Income taxes	2,059	(9,840)
Deferred revenue	18,206	12,271
Net cash provided by operating activities	243,314	242,420

Investing activities:
Purchase of property and equipment	(6,099)	(10,799)
Net cash used in investing activities	(6,099)	(10,799)

Financing activities:
Repurchase of common stock	(356,929)	(238,187)
Net cash used in financing activities	(356,929)	(238,187)

Foreign currency impact on cash	(9,584)	3,891

Net change in cash and cash equivalents	(129,298)	(2,675)
Cash and cash equivalents at beginning of period	328,747	266,230
Cash and cash equivalents at end of period	$199,449	$263,555

MANHATTAN ASSOCIATES, INC.

SUPPLEMENTAL INFORMATION

1. GAAP and adjusted earnings per share by quarter are as follows:

	2025					2026
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
GAAP Diluted EPS	$0.85	$0.93	$0.96	$0.86	$3.60	$0.82	$0.85	$1.04	$2.72
Adjustments to GAAP:
Equity-based compensation	0.40	0.35	0.40	0.43	1.57	0.38	0.43	0.51	1.32
Tax (benefit) deficiency of stock awards vested	(0.06)	-	(0.01)	-	(0.06)	0.04	-	-	0.04
Unusual health insurance claim	(0.05)	0.04	-	(0.08)	(0.09)	-	-	-	-
Restructuring expense	0.04	-	-	-	0.04	-	0.11	-	0.11
Adjusted Diluted EPS	$1.19	$1.31	$1.36	$1.21	$5.06	$1.24	$1.39	$1.55	$4.18
Fully Diluted Shares	61,527	61,074	60,954	60,642	61,054	60,038	58,997	58,732	59,250

2. Revenues and operating income by reportable segment are as follows (in thousands):

	2025					2026
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Revenue:
Americas	$194,615	$206,606	$206,659	$202,546	$810,426	$214,550	$227,012	$233,165	$674,727
EMEA	55,542	52,301	53,975	53,978	215,796	53,663	55,378	56,916	165,957
APAC	12,630	13,514	15,161	13,865	55,170	14,002	15,404	16,106	45,512
	$262,787	$272,421	$275,795	$270,389	$1,081,392	$282,215	$297,794	$306,187	$886,196

GAAP Operating Income:
Americas	$33,862	$48,051	$45,783	$39,875	$167,571	$39,005	$41,336	$49,793	$130,134
EMEA	23,703	19,807	22,877	21,686	88,073	19,670	18,122	23,729	61,521
APAC	5,607	5,930	7,168	5,451	24,156	6,262	6,773	7,473	20,508
	$63,172	$73,788	$75,828	$67,012	$279,800	$64,937	$66,231	$80,995	$212,163

Adjustments (pre-tax):
Americas:
Equity-based compensation	$28,826	$24,275	$27,577	$30,585	$111,263	$26,524	$29,356	$34,215	$90,095
Unusual health insurance claim	(3,658)	3,000	-	(6,224)	(6,882)	-	-	-	-
Restructuring expense	2,929	8	-	-	2,937	-	5,637	-	5,637
	$28,097	$27,283	$27,577	$24,361	$107,318	$26,524	$34,993	$34,215	$95,732
EMEA:
Restructuring expense	-	-	-	-	-	-	2,346	-	2,346
APAC:
Restructuring expense	-	-	-	-	-	-	280	-	280

Adjusted non-GAAP Operating Income:
Americas	$61,959	$75,334	$73,360	$64,236	$274,889	$65,529	$76,329	$84,008	$225,866
EMEA	23,703	19,807	22,877	21,686	88,073	19,670	20,468	23,729	63,867
APAC	5,607	5,930	7,168	5,451	24,156	6,262	7,053	7,473	20,788
	$91,269	$101,071	$103,405	$91,373	$387,118	$91,461	$103,850	$115,210	$310,521

3. Impact of Currency Fluctuation

The following table reflects the increases (decreases) in the results of operations for each period attributable to the change in foreign currency exchange rates from the prior period as well as foreign currency gains (losses) included in other income, net for each period (in thousands):

	2025					2026
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Revenue	$(1,591)	$2,724	$2,652	$3,833	$7,618	$5,975	$2,027	$118	$8,120
Costs and expenses	(1,966)	1,180	738	906	858	2,646	(1,113)	(1,777)	(244)
Operating income	375	1,544	1,914	2,927	6,760	3,329	3,140	1,895	8,364
Foreign currency gains (losses) in other income	131	(65)	1,597	9	1,672	3,229	217	1,130	4,576
	$506	$1,479	$3,511	$2,936	$8,432	$6,558	$3,357	$3,025	$12,940

Manhattan Associates has a large research and development center in Bangalore, India. The following table reflects the increases (decreases) in the financial results for each period attributable to changes in the Indian Rupee exchange rate (in thousands):

	2025					2026
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Operating income	$785	$514	$832	$1,409	$3,540	$1,045	$2,235	$1,775	$5,055
Foreign currency gains (losses) in other income	15	140	1,978	742	2,875	3,449	730	1,097	5,276
Total impact of changes in the Indian Rupee	$800	$654	$2,810	$2,151	$6,415	$4,494	$2,965	$2,872	$10,331

4. Other income includes the following components (in thousands):

	2025					2026
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Interest income	$1,101	$852	$1,007	$1,429	$4,389	$951	$753	$758	$2,462
Foreign currency gains (losses)	131	(65)	1,597	9	1,672	3,229	217	1,130	4,576
Other non-operating income (expense)	106	(72)	-	(1)	33	157	13	-	170
Total other income (loss)	$1,338	$715	$2,604	$1,437	$6,094	$4,337	$983	$1,888	$7,208

5. Capital expenditures are as follows (in thousands):

	2025					2026
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Capital expenditures	$891	$3,980	$5,928	$4,658	$15,457	$4,103	$1,005	$991	$6,099

6. Stock Repurchase Activity (in thousands):

	2025					2026
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Shares purchased under publicly-announced buy-back program	539	263	233	416	1,451	1,043	874	245	2,162
Shares withheld for taxes due upon vesting of restricted stock	179	3	8	2	192	198	1	2	201
Total shares purchased	718	266	241	418	1,643	1,241	875	247	2,363

Total cash paid for shares purchased under publicly-announced buy-back program	$100,000	$49,596	$49,947	$74,996	$274,539	$149,983	$125,000	$49,999	$324,982
Total cash paid for shares withheld for taxes due upon vesting of restricted stock	36,447	595	1,602	398	39,042	29,404	105	454	29,963
Total cash paid for excise tax	-	-	-	1,581	1,581	-	1,984	-	1,984
Total cash paid for shares repurchased	$136,447	$50,191	$51,549	$76,975	$315,162	$179,387	$127,089	$50,453	$356,929

7. Remaining Performance Obligations

We disclose revenue that we expect to recognize from our remaining performance obligations ("RPO"). Over 99% of our RPO represents cloud native subscriptions with non-cancelable terms greater than one year (including cloud-deferred revenue as well as amounts we will invoice and recognize as revenue from our performance of cloud services in future periods). Maintenance contracts are typically one year and not included in the RPO. Our RPO as of the end of each period appears below (in thousands):

	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026	September 30, 2026
Remaining Performance Obligations	$1,891,384	$2,013,495	$2,076,628	$2,232,234	$2,347,952	$2,473,753	$2,589,654